Exhibit 99.1

Contact:

Kevin D. Green	Jason Spark
Vice President, Finance & CAO	Porter Novelli Life Sciences
Cerus Corporation	(619) 849-6005
(925) 288-6138

CERUS CORPORATION ANNOUNCES THIRD QUARTER

FINANCIAL RESULTS

CONCORD, CA, October 29, 2009 - Cerus Corporation (NASDAQ: CERS) today announced financial results for the third quarter ended September 30, 2009.

Total revenue for the third quarter of 2009 was $4.8 million, up from $3.9 million in revenue recognized during the third quarter of 2008. Total revenue for the first nine months of 2009 was $12.5 million, down from $12.9 million recognized during the first nine months of 2008, when $1.5 million of previously deferred product revenue was recognized.

Product revenue for the INTERCEPT Blood System was $4.6 million during the third quarter of 2009, representing an increase of $0.7 million, or 18%, from the second quarter of 2009. Third quarter 2009 product revenue was up $1.5 million from $3.1 million recognized during the third quarter of 2008. Product revenue for the first nine months of 2009 was $11.5 million, down from $12.0 million during the first nine months of 2008, when the $1.5 million of previously deferred product revenue was recognized.

Gross profit from product revenue for the third quarter of 2009 was $0.3 million, down from $1.2 million for the same period in 2008. Cost of product revenue during the third quarter of 2009 included period costs of $1.0 million, representing idle manufacturing facility costs attributable to the Company’s decision to reduce inventory levels.

Total operating expenses for the third quarter of 2009 were $6.6 million, down from $9.6 million for the same period in 2008. The decrease in operating expenses was due to a reduction in research and development expenses and selling, general and administrative expenses associated with the Company’s restructuring plans, which were previously announced in March 2009. Operating expenses for the first nine months of 2009 were $22.6 million, down from $29.5 million during the same period in 2008. The reduction in operating expenses was directly attributable to the savings realized from the Company’s restructuring plan, which allowed the Company to focus its resources on commercializing the INTERCEPT platelet and plasma systems in Europe, reduce operating expenses, and tightly manage working capital.

Net loss for the third quarter of 2009 was $5.6 million, or $0.16 per share, compared to a net loss of $7.8 million, or $0.24 per share, for the third quarter of 2008. Net loss for the first nine months of 2009 was $19.2 million, or $0.58 per share, compared to a net loss of $22.7 million, or $0.70 per share for the same period in 2008.

At September 30, 2009, the Company had cash, cash equivalents and short-term investments of $22.7 million, up from $22.6 million at December 31, 2008. Cash, cash equivalents and short-term investments at September 30, 2009 reflects the $12.2 million in net proceeds generated from the Company’s August 2009 registered direct public offering. Net cash used for the Company’s operations during the third quarter of 2009 was $2.4 million, which was in line with the net cash used during the second quarter of 2009 and down by $4.8 million from the first quarter of 2009. Close control of working capital, including management of inventory levels and cash collections, contributed to the relatively low net cash used in operating activities.

“We are pleased with the results of our concerted focus on growing sales and minimizing cash consumption. Third quarter product revenue grew by 18% over the prior quarter and was driven largely by recurring sales of INTERCEPT disposable kits,” said Claes Glassell, President and Chief Executive Officer of Cerus Corporation. “The proceeds from the recently completed registered direct offering, combined with our focused approach and financial discipline, have the Company well positioned to achieve profitability with current capital resources.”

RECENT HIGHLIGHTS:

•	Raised $12.2 million of net proceeds in a registered direct public offering, providing the Company with a pathway towards profitability with current capital resources;

•	Achieved 18% sequential growth in product revenue during the third quarter of 2009;

•	Maintained low net cash consumption, down by more than 65% from the first quarter of 2009;

•	Converted the Belgian Red Cross, Service Francophone du Sang to routine use of the INTERCEPT Blood System for platelets;

•	Implemented INTERCEPT in two additional centers in France.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:15 p.m. Eastern time today to discuss its financial results and provide a general business overview. To access the live webcast, please visit the Investor Relations page of the Cerus web site at http://investor.cerus.com. Alternatively, you may access the live conference call by dialing 877-407-0782 (U.S.) or 201-689-8567 (international).

A replay will be available on the Cerus web site, or by dialing 877-660-6853 (U.S.) or 201-612-7415 (international) and entering account number 286 and conference ID number 300292. The replay will be available approximately two hours after the call through November 6, 2009.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT Blood System is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. Cerus currently markets the INTERCEPT Blood System for both platelets and plasma in Europe, Russia, the Middle East and selected countries in other regions around the world. The INTERCEPT red blood cell system is currently in clinical development. See http://www.cerus.com for more information.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning the Company’s prospects and results, including the sufficiency of the Company’s cash resources, potential profitability, the Company’s expectations with respect to its continuing sales and marketing efforts and market acceptance of its INTERCEPT Blood System products. Because the Company’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties involving market acceptance of the INTERCEPT Blood System and the Company’s need for additional capital, as well as the other risks and uncertainties disclosed from time to time in reports filed by the Company with the SEC, including the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 10, 2009. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATION

(In thousands except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue
Product revenue	$4,567	$3,095	$11,523	$11,977
Government grant and cooperative agreements	247	787	985	904

Total Revenue	4,814	3,882	12,508	12,881

Cost of product revenue	4,242	1,913	8,856	6,704

Gross profit	572	1,969	3,652	6,177

Operating expenses
Research and development	1,230	2,483	4,867	7,937
Selling, general and administrative	5,340	7,067	16,850	21,607
Restructuring	15	—	856	—

Total operating expenses	6,585	9,550	22,573	29,544

Loss from operations	(6,013)	(7,581)	(18,921)	(23,367)
Interest and other income (expense), net	376	(199)	(325)	700

Net loss	$(5,637)	$(7,780)	$(19,246)	$(22,667)

Net loss per share – basic and diluted	$(0.16)	$(0.24)	$(0.58)	$(0.70)

Weighted average common shares outstanding used for basic and diluted loss per share
Basic	35,000	32,530	33,420	32,400
Diluted	35,000	32,530	33,420	32,400

Cerus Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)

	September 30, 2009	December 31, 2008
Cash, cash equivalents, and short-term investments	$22,660	$22,578
Accounts receivable and other current assets	7,301	8,356
Inventories	8,354	11,109
Property and equipment, net	1,352	1,844
Other assets	3,360	3,452

Total Assets	$43,027	$47,339

Accounts payable and accrued liabilities	$13,745	$12,453
Accrued restructuring	209	—
Warrant liability	2,800	—
Deferred revenue	303	445
Other long-term liabilities	148	163

Total liabilities	17,205	13,061

Stockholders’ equity	25,822	34,278

Total liabilities and stockholders’ equity	$43,027	$47,339